Exhibit 5.1

3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 858-314-1500 858-314-1501 fax www.mintz.com

October 14, 2014

MabVax Therapeutics Holdings, Inc.

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as legal counsel to MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-199005) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling securityholders named in the Registration Statement (the “Selling Securityholders”) of up to an aggregate of 1,615,070 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Shares are issuable upon conversion of the Company’s Series A-1 Preferred Stock issued by the Company to the Selling Securityholders pursuant to that certain Agreement and Plan of Merger, dated as of May 12, 2014, by and among the Company, Telik Acquisition Corp. (“Telik Corp.”) and MabVax Therapeutics, Inc. (“MabVax”), pursuant to which Telik Corp. merged with and into MabVax and MabVax became a wholly owned subsidiary of the Company (such agreement, the “Merger Agreement”; such merger, the “Merger”). The Merger was consummated on July 8, 2014. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on September 8, 2014; the Company’s Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on September 8, 2014; the Company’s Certificate of Designations, Preferences and Rights for the Series A-1 Convertible Preferred Stock, as filed with Delaware Secretary of State on July 7, 2014 and as corrected on July 9, 2014; the Company’s Amended and Restated Certificate of Designations, Preferences and Rights for the Series B Convertible Preferred Stock, as filed with Delaware Secretary of State on July 7, 2014; the Company’s Certificate of Designations, Preferences and Rights for the Series C Convertible Preferred Stock, as filed with Delaware Secretary of State on September 3, 2014; Amended and Restated Bylaws, each as currently in effect; the Merger Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Series A-1 certificate of designations, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

October 14, 2014

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.